SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


                          Date of Report: May 26, 2004


                        Nano Superlattice Technology Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

       000-50177                                                 95-4735252
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)

      No. 666 Jhensing Road, Gueishan Township, Taoyuan County 333 Taiwan
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: 886-3-349-8677

ITEM 1. CHANGE IN CONTROL

COMPANY OVERVIEW

     The Company, through Nano, its operating subsidiary in Taiwan, is in the business of developing and producing nano-scale coating technology to be applied to various mechanical tools and metal surfaces for sale to manufacturers specifically in the computer, mechanical and molding industries. Nanotechnology, or molecular manufacturing, is a technological process designed to allow products to be able to be manufactured lighter, stronger, smarter, cheaper, cleaner and more precise. The Company purchases products needed by its customers from various suppliers, applies the nano-scale coating technology to the products and sells these products to its customers. The Company's main customers have been Datech Technology Co., Delta Electronics, Inc., Honhai Molding and Honyi Tooling. Currently, the Company is focused on the application of nano-scale multilayer coatings to computer related parts, such as CPU coolers and fan bearings, to industrial drill bits and cutters, and in the molding industry to various molds used in disc production.

     The Company's unique Arc Bond Sputtering and superlattice technology is a recent development in the field of surface technology. This technique combines multiple nano-scale layers of specific metals, known to have excellent hardness properties and chemical resistances, in consecutive films that give the material coated a new and improved periodical structure. The application of these new coatings on industrial products is designed to change their physical properties, thus improving an individual product's toughness, resistance, performance and durability.

     The Company is one of few companies in Taiwan with nano-scale technology capable of nanotechnology commercialization. The Company has focused its research and development efforts to apply nanotechnology in metal hard-coating. Since Nano's inception in 2002, its business has progressed from development, to pilot production to mass production. In the future, the Company expects to expand the number and type of industries it is able to service. The Company anticipates working with the developmental needs of Taiwan's semiconductor, precision machinery and telecommunication industries to establish micro-component production, equipment and inspection technology, and micro-system assembly and testing technology. The Company also plans to integrate the design technologies of mechanical, optical, electronic, magnetic, and micro systems to be applied in future products.

INDUSTRY OVERVIEW

     In recent years, Taiwan's semiconductor and electronic information industries have experienced rapid growth. As electronic products progress towards the trend of being "light, thin, short and small", the Company believes that the demand toward this trend for various components, processing equipment and precision of electronic products is also increasing. The Company believes that these trends are creating demand for higher precision, higher density, high speed, intellectualization, and miniaturization progressing into the "next generation of manufacturing technology". The Company believes that this "next generation of manufacturing technology" has primarily two major developmental directions, which are nanotechnology and electro-mechanical system technology. Nanotechnology is manufacturing technology in the 102nm to 0.1nm range and electro-mechanical system technology is used in nanotechnology to produce more refined components and parts to integrate microelectronic circuit and controller systems.

     In 2002, the Industrial Development Bureau MOEA of Taiwan (MOEA) published a report with the top ten newest rising industries in which nanotechnology was the first listed. The Industrial Technology Research Institute of Taiwan (ITRI) in its Expectation and Strategic Planning for 2008 proposal, lists nanotechnology as the developmental focus for the next six years. As for the magnitude of the nanotechnology market, according to MOEA, by the year 2010, the nanotechnology market in Taiwan is expected to increase to 500 billion NT dollars, or approximately USD$14.7 billion, and the areas affected by nanotechnology will reach one trillion NT dollars, or approximately USD$29.4 billion. Furthermore, Taiwan's National Science Council and Ministry of Economic Affairs has budgeted 23.1 billion NT dollars, or approximately USD$678 million, toward its National Nanotechnology Project.

KEY MANAGEMENT

     Alice Tzu-Shia Hwang, is President and Chairman of the Company. She became president of Nano, the Company's operating subsidiary in 2002. Ms. Hwang is the primary business director and head of all marketing and sales projects with the Company. She has implemented numerous business projects throughout her many years in management and sales for such publicly held companies as Long Chance Industrial Inc. and Evertop Wire & Cable Co. She has also had extensive experience as the Chief of Research & Development for wire and cable materials and Director of Quality Management at Hong Tai Electric Industrial Co. Ms. Hwang has obtained a degree in Chemical Engineering from Nanya Institute of Technology and also a degree in Oceanography from the National Taiwan Ocean University.

     Yu-Chien Cheng, is a Director of the Company and Chief Inspector of the Company's technology team. Mr. Cheng's responsibilities include overseeing both the production process and research and development. Mr. Cheng has had many years of experience in research and helped in founding Nano. Mr. Cheng graduated from the National Taiwan University with a master's degree in mechanical engineering. He received training in Plasma Physics from the UK's Sheffield Hallam University.

     Chien-Fang Wang, is a Director and Vice President of the Company. Since 2002, Mr. Wang was employed as the General Business Manager for Nano. He is primarily involved in projects related to business development and also sales and marketing. For 25 years prior to joining Nano, Mr. Wang worked for Yi-Tai Cable & Wire Inc. in production planning. Mr. Wang has a bachelor's degree in Chemical Engineering from the Electrical Engineering Department at Tatung University in Taiwan.

     Kevin Chung-Chieh Lin, is a Director of the Company. Since 1996, Mr. Lin has been the Chief Executive Officer of Chyun-Hwa Group, an investment company involved in corporate finance and securities consulting. Mr. Lin has also involved in venture capital and strategic investments and has invested in, developed and managed more than fifteen public and private companies in Taiwan and China. Mr. Lin's investment experience has been particularly in the biotech and electronics industries. Mr. Lin has a degree in Economics from Tan Jiang University.

     Yun-Chun Tseng, is a Director of the Company. Over the past eighteen years, Ms. Tseng has been primarily involved in international trade. Ms. Tseng established Shanghai Moli-Lai Electronics Inc. and has overseen design and manufacture of various electronic products and computer peripherals. Ms. Tseng graduated with a degree in Business Administration from Ming Teh Business College.

ITEM 7.  FINANCIAL STATEMENTS

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     (1) Unaudited Balance Sheet of Nano Superlattice Technology Inc. (Taiwan) as of April 30, 2004.

     (2) Unaudited Statements of Income of Nano Superlattice Technology Inc. (Taiwan) for the ten month period from July 1, 2003 through April 30, 2004

     (3) Audited Financials Statements and Notes thereto of Nano Superlattice Technology Inc. (Taiwan) for the fiscal years ended December 31, 2002 and 2003

(b)  PRO FORMA FINANCIAL INFORMATION

     (1) Unaudited Pro Forma Condensed Combined Balance Sheet as of April 30,
2004

     (2) Unaudited Pro Forma Condensed Combined Statements of Income for the ten month period from July 1, 2003 through April 30, 2004

     (3) Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30,
2003

     (4) Unaudited Pro Forma Condensed Combined Statements of Income for the fiscal year ended June 30, 2003.

     (5) Notes to the Pro Forma Condensed Combined Financial Statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NANO SUPERLATTICE TECHNOLOGY INC.

                                   By: /s/ Alice Hwang
                                      ----------------------------------------
                                   Name:  Alice Hwang
                                   Title: President
Dated: August 9, 2004

Nano Superlattice Technology Inc. (Taiwan)
Balance Sheet
April 30, 2004

Unaudited


                                                        APRIL 30, 2004
                                             ----------------------------------
Assets                                            NT$                   US$
                                             ------------          ------------
Current assets:
  Cash and cash equivalents                  $  4,871,679          $    146,345
  Notes receivable                              3,896,641               117,055
  Accounts receivable                          36,352,247             1,092,021
  Inventories                                   7,958,012               239,059
  Other current assets                          1,812,408                54,445
                                             ------------          ------------
      Total current assets                     54,890,987             1,648,925
                                             ------------          ------------
Funds and long-term investments
  Long-term investments                         4,500,000               135,180
                                             ------------          ------------

Property, plant and equipment                 120,575,244             3,622,080
                                             ------------          ------------
Intangible assets:
  Patent                                       30,888,000               927,876
                                             ------------          ------------
Other assets:
  Deferred charges (note 6)                     1,590,067                47,766
                                             ------------          ------------
      Total other assets                        1,590,067                47,766
                                             ------------          ------------

      Total assets                           $212,444,298          $  6,381,827
                                             ============          ============

Liabilities and Stockholders' Equity            AMOUNT                AMOUNT
                                             ------------          ------------
Current liabilities:
  Short-term borrowings                      $ 11,767,355               353,491
  Notes payable                                 2,842,020                85,374
  Accounts payable                              8,336,917               250,441
  Tax payable                                     362,281                10,883
  Advance receipts                             15,709,775               471,922
                                             ------------          ------------
  Total current liabilities                    39,018,348             1,172,111
                                             ------------          ------------

      Total liabilities                        39,018,348             1,172,111
                                             ------------          ------------
Stockholders' equity
  Capital stock                               170,000,000             5,106,800
  Legal reserve                                    91,559                 2,751
  Accumulated profit and loss                   2,425,780                72,870
  Current profit and loss                         908,611                27,295
                                             ------------          ------------
      Total stockholders' equity              173,425,950             5,209,716
                                             ------------          ------------
      Total liabilities and stockholders'
       equity                                $212,444,298          $  6,381,827
                                             ============          ============

Nano Superlattice Technology Inc. (Taiwan)
Statements of Income
Ten months ended April 30, 2004

Unaudited

                                              JULY 1, 2004 TO APRIL 30, 2004
                                          -------------------------------------
                                               NT$                     US$
                                          -------------           -------------

Operating income                          $ 184,954,329           $   5,556,028
Sales returns                               (41,407,810)             (1,243,891)
Sales discounts and allowances                   (1,000)                    (30)
                                          -------------           -------------
OPERATING REVENUES, NET                   $ 143,545,519           $   4,312,107
OPERATING COSTS                             121,195,234               3,640,705
                                          -------------           -------------
GROSS INCOME                                 22,350,285                 671,402
OPERATING EXPENSES                           21,935,654                 658,947
                                          -------------           -------------
OPERATING INCOME                                414,631                  12,455
                                          -------------           -------------
NON-OPERATING INCOME:
  Interest income                                 3,480                     105
  Commission income                             480,000                  14,419
  Others                                        114,000                   3,425
                                          -------------           -------------
      TOTAL NON-OPERATING INCOME                597,480                  17,949
                                          -------------           -------------
NON-OPERATING EXPENSES:
  Interest expense                              103,500                   3,109
                                          -------------           -------------
      TOTAL NON-OPERATING EXPENSES              103,500                   3,109
                                          -------------           -------------

      INCOME BEFORE INCOME TAX                  908,611                  27,295
      INCOME TAX                                     --                      --
                                          -------------           -------------
      NET INCOME                          $     908,611                  27,295
                                          =============           =============

                             Nano Superlattice Techn

                     Financial Statementsology Inc. (Taiwan)

                           December 31, 2003 and 2002

                             (With Auditors' Report)

                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
Nano Superlattice Technology Inc. (Taiwan)
Taipei, Taiwan


We have audited the accompanying balance sheet of Nano Superlattice Technology Inc. ("the Company") as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards of the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with generally accepted accounting principles of the United States.


/s/ Huang Jin Fa

May 20, 2004

                   NANO SUPERLATTICE TECHNOLOGY INC. (TAIWAN)
                                 BALANCE SHEETS
                (IN DOLLARS, EXCEPT PAR VALUE AND SHARE AMOUNTS)

                                                                             DECEMBER 31,
                                                    --------------------------------------------------------------
                                                                2002                              2003
                                                    ----------------------------      ----------------------------
               ASSETS                                   NT$             US$               NT$             US$
                                                    ------------    ------------      ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents                         $ 55,037,187    $  1,572,491      $  6,973,118    $    205,092
  Notes receivable                                       976,402          27,897         4,544,802         133,671
  Accounts receivable                                 35,032,502       1,000,929        41,080,180       1,208,240
  Inventories                                          8,495,112         242,718         2,920,909          85,909
  Prepayments                                                 --               0             1,272              37
  Other current assets                                    13,059             373         1,902,837          55,966
                                                    ------------    ------------      ------------    ------------
      TOTAL CURRENT ASSETS                            99,554,262       2,844,408        57,423,118       1,688,915
                                                    ------------    ------------      ------------    ------------
FUNDS AND LONG-TERM INVESTMENTS
  Long-term investments                                       --              --         4,500,000         132,353
                                                    ------------    ------------      ------------    ------------

PROPERTY, PLANT AND EQUIPMENT                         55,230,000       1,578,000       120,575,244       3,546,331
                                                    ------------    ------------      ------------    ------------
INTANGIBLE ASSETS:
  Acquired special technology                         30,888,000         882,514        30,888,000         908,470
                                                    ------------    ------------      ------------    ------------
OTHER ASSETS:
  Organization costs                                     114,952           3,284                --              --
  Deferred charges                                            --              --         1,590,067          46,767
                                                    ------------    ------------      ------------    ------------
      TOTAL OTHER ASSETS                                 114,952           3,284         1,590,067          46,767
                                                    ------------    ------------      ------------    ------------

      TOTAL ASSETS                                  $185,787,214    $  5,308,206      $214,976,429    $  6,322,836
                                                    ============    ============      ============    ============

   LIABILITIES AND STOCKHOLDERS' EQUITY                AMOUNT          AMOUNT            AMOUNT          AMOUNT
                                                    ------------    ------------      ------------    ------------
CURRENT LIABILITIES:
  Short-term borrowings                             $         --    $         --      $ 11,767,355    $    346,099
  Notes payable                                          805,608          23,017         3,258,965          95,852
  Accounts payable                                    12,276,868         350,768        11,350,071         333,826
  Accrued expenses                                     1,411,344          40,324            10,643             313
  Tax payable                                            377,800          10,794           522,456          15,366
  Advance receipts                                            --               0        15,709,775         462,052
                                                    ------------    ------------      ------------    ------------
  TOTAL CURRENT LIABILITIES                           14,871,620         424,903        42,619,265       1,253,508
                                                    ------------    ------------      ------------    ------------

      TOTAL LIABILITIES                               14,871,620         424,903        42,619,265       1,253,508
                                                    ------------    ------------      ------------    ------------
STOCKHOLDERS' EQUITY
  Common Stock: $10 par value;
   17,000,000 shares authorized, issued
    and outstanding at December 31, 2003
    and 2002, respectively                           170,000,000       4,857,143       170,000,000       5,000,000
  Legal reserve                                               --               0            91,559           2,693
  Accumulated profit and loss                                 --               0           824,035          24,236
  Current profit and loss                                915,594          26,160         1,441,570          42,399
                                                    ------------    ------------      ------------    ------------
      TOTAL STOCKHOLDERS' EQUITY                     170,915,594       4,883,303       172,357,164       5,069,328
                                                    ------------    ------------      ------------    ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $185,787,214    $  5,308,206      $214,976,429    $  6,322,836
                                                    ============    ============      ============    ============

The accompanying notes are an integral part of these statements.

                   NANO SUPERLATTICE TECHNOLOGY INC. (TAIWAN)
                            Statements of Operations
                       (in dollars, except per share data)

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                        ------------------------------------------------------------------
                                                     2002                                2003
                                        ------------------------------      ------------------------------
                                            NT$               US$               NT$               US$
                                        ------------      ------------      ------------      ------------
OPERATING REVENUES, NET                 $ 75,843,244      $  2,166,950      $155,981,538      $  4,587,692
OPERATING COSTS                           62,951,183         1,798,605       132,043,181         3,883,623
                                        ------------      ------------      ------------      ------------
GROSS INCOME                              12,892,061           368,345        23,938,357           704,069
OPERATING EXPENSES                        11,958,410           341,669        22,299,863           655,878
                                        ------------      ------------      ------------      ------------
OPERATING INCOME                             933,651            26,676         1,638,494            48,191
                                        ------------      ------------      ------------      ------------
NON-OPERATING INCOME:
  Interest income                              2,222                63             3,480               102
  Commission income                               --                --           480,000            14,118
  Others                                     315,929             9,027           114,000             3,353
                                        ------------      ------------      ------------      ------------
      TOTAL NON-OPERATING INCOME             318,151             9,090           597,480            17,573
                                        ------------      ------------      ------------      ------------
NON-OPERATING EXPENSES:
  Interest expense                                --                --           103,500             3,044
                                        ------------      ------------      ------------      ------------
      TOTAL NON-OPERATING EXPENSES                --                --           103,500             3,044
                                        ------------      ------------      ------------      ------------

      INCOME BEFORE INCOME TAX             1,251,802            35,766         2,132,474            62,720
      INCOME TAX                             336,208             9,606           690,904            20,321
                                        ------------      ------------      ------------      ------------
      NET INCOME                        $    915,594      $     26,160      $  1,441,570      $     42,399
                                        ============      ============      ============      ============
EARNINGS PER SHARE:
  Primary earnings per share            $       0.05      $      0.002      $       0.14      $      0.004
                                        ============      ============      ============      ============
  Fully diluted earnings per share      $       0.05      $      0.002      $       0.14      $      0.004
                                        ============      ============      ============      ============

OUTSTANDING SHARES:                       17,000,000        17,000,000        17,000,000        17,000,000
                                        ============      ============      ============      ============

The accompanying notes are an integral part of these statements.

                   NANO SUPERLATTICE TECHNOLOGY INC. (TAIWAN)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (IN DOLLARS)

                                        COMMON STOCK ISSUED                                  TOTAL
                                    ------------------------------        RETAINED        STOCKHOLDERS'
                                       SHARES            AMOUNT           EARNINGS           EQUITY
                                    ------------      ------------      ------------      ------------
                                                          NT$               NT$               NT$
                                                      ------------      ------------      ------------
Balance at January 1, 2002             9,000,000      $ 90,000,000      $         --      $ 90,000,000
Issuance of common stock at NT$10
 per share for cash                    8,000,000        80,000,000                --        80,000,000
Net income                                    --                --           915,594           915,594
                                    ------------      ------------      ------------      ------------
Balance at December 31, 2002          17,000,000       170,000,000           915,594       170,915,594
Net income                                    --                --         1,441,570         1,441,570
                                    ------------      ------------      ------------      ------------
Balance at December 31, 2003          17,000,000      $170,000,000      $  2,357,164      $172,357,164
                                    ============      ============      ============      ============

The accompanying notes are an integral part of these statements.

                   NANO SUPERLATTICE TECHNOLOGY INC. (TAIWAN)
                            STATEMENTS OF CASH FLOWS
                                  (IN DOLLARS)

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             ---------------------------------------------------------------
                                                                         2002                               2003
                                                             ----------------------------       ----------------------------
                                                                 NT$             US$                NT$             US$
                                                             ------------    ------------       ------------    ------------
Cash flows from operating activities:
  Net income                                                 $    915,594    $     26,160       $  1,441,570    $     42,399
  Adjustments to reconcile net income to net
   cash provided by (used in) operating activities:
          Depreciation                                                 --              --          9,443,563         277,752
     Amortization                                                      --              --          1,544,233          45,419
     Decrease (increase) in notes and accounts receivable     (36,008,904)     (1,028,826)        (9,616,078)       (282,826)
     Decrease (increase) in inventories                        (8,495,112)       (242,718)         5,574,203         163,947
     Decrease (increase) in prepaid expenses and other
      current assets                                              (13,059)           (373)       (57,121,050)     (1,680,031)
     Increase (decrease) in notes and accounts payable         13,082,476         373,785          1,526,560          44,899
     Increase (decrease) in accrued expenses                    1,411,344          40,324         (1,400,701)        (41,197)
     Increase (decrease) in tax payable                           335,988           9,600            144,656           4,255
     Increase (decrease) in other liabilities                      41,812           1,195         15,709,775         462,052
                                                             ------------    ------------       ------------    ------------
       Net cash provided by (used in) operating activities    (28,729,861)       (820,853)       (32,753,269)       (963,331)
                                                             ------------    ------------       ------------    ------------
Cash flows from investing activities:
  Increase in long-term investments                                    --              --         (4,500,000)       (132,353)
  Purchases of property, plant and equipment                  (55,230,000)     (1,578,000)       (19,558,807)       (575,259)
  Increase in deferred expenses                                        --              --         (3,134,300)        (92,185)
  Increase in other assets                                    (31,002,952)       (885,799)           114,952           3,381
                                                             ------------    ------------       ------------    ------------
       Net cash provided by (used in) investing activities    (86,232,952)     (2,463,799)       (27,078,155)       (796,416)
                                                             ------------    ------------       ------------    ------------
Cash flows from financing activities:
  Increase (decrease) in long-term debt                                --              --         11,767,355         346,098
  Issuance of common stock                                    170,000,000       4,857,143                 --              --
                                                             ------------    ------------       ------------    ------------
       Net cash provided by (used in) financing activities    170,000,000       4,857,143         11,767,355         346,098
                                                             ------------    ------------       ------------    ------------
Net increase (decrease) in cash and cash equivalents           55,037,187       1,572,491        (48,064,069)     (1,413,649)
Cash and cash equivalents at beginning of year                         --              --         55,037,187       1,618,741
                                                             ------------    ------------       ------------    ------------
Cash and cash equivalents at end of year                     $ 55,037,187    $  1,572,491       $  6,973,118    $    205,092
                                                             ============    ============       ============    ============
Supplemental cash flow information:
  Interest paid (excluding capitalized interest)             $         --    $         --       $    103,500    $      3,044
                                                             ============    ============       ============    ============
  Income tax paid                                            $    915,594    $     26,160       $  1,670,989    $     49,147
                                                             ============    ============       ============    ============

The accompanying notes are an integral part of these statements.

                   NANO SUPERLATTICE TECHNOLOGY INC. (TAIWAN)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
                        (EXPRESSED IN NEW TAIWAN DOLLARS)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Nano Superlattice Technology Inc. (the Company) was incorporated in September 2000 under the Company Law of Republic of China.

The Company is mainly engaged in the sales of electric cord and cable currently. However through a highly successful electronics and semiconductor industry promoted by enlightened industrial policies that were the envy of the world, Taiwan derived tremendous economic benefits and technological prestige. As we move from the computer age to the nano age, the company driving force for the computer age is semiconductor technology, which has a well-understood scientific base.

The Company, through Nano and its operating subsidiary in Taiwan, is in the business of researching, developing and producing nano-scale coating technology for mechanical tool and metal surfaces. Nanotechnology, or molecular manufacturing, is a technological process intended to allow products to be manufactured lighter, stronger, smarter, cheaper, cleaner and more precise. The Company's unique superlattice technology is a recent development in the field of surface technology. This technique combines multiple nano-scale layers of specific metals, known to have excellent hardness properties and chemical resistances, in consecutive films to give the material coated a new and improved periodical structure.

In 2002, the Company established its own manufacturing plant, which made it the first professional nano-coating manufacturer with production capability in Taiwan. The Company targets customers with local and foreign businesses that operate in the computer, machinery and molding industries. Many of the Company's current customers are industry and market leaders, such as Datech Technology Co., Delta Electronics, Inc., Honhai Molding and Honyi Tooling. The Company accepts orders from these customers and using its own technique applies the nano-scale coating to customer products such as CPU coolers, fan bearings, industrial drill bits and cutters. Application of nano-scale coating can reduce friction, increase corrosion resistance, reduce heat and increase the product's toughness and durability. The Company's coating can also be applied to many other products, including as a decorative coating for pens and jewelry.

CONVENIENCE TRANSLATION INTO US DOLLARS

The Company maintains its accounting records and prepares its financial statements in New Taiwan ("NT") dollars. The United States ("US") dollar amounts disclosed in the 2003 financial statements are presented solely for the convenience of the reader and were translated at the rate of NT$34.00 to US$1.00, the U.S. Federal Reserve Bank of New York noon buying exchange rate on December 31, 2003. Such translation amounts should not be construed that the NT dollar amounts represent, or have been, or could be, converted into US dollars at that or any other rate.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRANSLATION OF FOREIGN CURRENCY TRANSACTIONS

The Company maintains its accounting records in New Taiwan dollars.

Transactions arising in foreign currencies during the year are converted at the rates of exchange prevailing on the transaction dates. Receivables, other monetary assets and liabilities denominated in foreign currencies at year-end are translated at the rates of exchange prevailing at the balance sheets date. All exchange gains or losses are included in the current year's results.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash, notes and accounts receivable, notes and accounts payable and accrued liabilities, are carried at cost, which approximates their fair value due to the short-term maturity of these instruments.

INVENTORIES

Inventories are recorded at cost when acquired and are stated at the lower of aggregate cost, based on the first-in-first-out method, or market value at the balance sheet date. The market value for merchandise is determined on the basis of net realizable value. An allowance for loss on obsolescence and decline in market value is provided, when necessary.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

An allowance for doubtful accounts is provided based on the evaluation of collectibility and aging analysis of notes and accounts receivables.

REVENUE RECOGNITION

The Company's revenues consist of product sales and construction revenue. Product sales are recognized when products are shipped, which is when title passes to the Company's customers, provided that the Company has received a signed purchase order, the price is fixed and collection of resulting receivable is probable. A reserve for product returns is accrued based on historical experience.

The Company adopts completed-contract method to account for construction revenues and costs as the Company primarily has short-term contracts.

Accordingly, income is only recognized when the contract is completed, or substantially completed, and all costs and related revenues are reported as deferred items in the balance sheet until completion.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Interest incurred relating to the acquisition and construction of property, plant and equipment is capitalized and depreciated accordingly. Depreciation is provided using the straight-line method over the following estimated useful lives:

Buildings..............................   25 years
Machinery and equipment................   5-10 years

Maintenance and repairs are charged to expense as incurred. Significant renewals and improvements are treated as capital expenditures and are depreciated accordingly. When fixed assets are disposed of, their original cost and accumulated depreciation are written-off. Gain or loss on disposal of fixed assets is recorded as non-operating income or loss.

LONG-LIVED ASSETS

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

ACCOUNTING FOR INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes". Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

NET LOSS PER SHARE

The Company computes losses per share under Statement of Financial Accounting Standards No.128 ("SFAS No.128"), "Earnings per Share". SFAS No.128 specifies the computation, presentation and disclosure requirements for earnings per share data. SFAS No.128 also requires the presentation of both basic and diluted earnings per share data for entities with complex capital structures. Diluted earnings per share data gives effect to all diluted potential common shares that were outstanding during the period presented.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined as the change in equity of a company from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Comprehensive income
(loss) is recorded as a component of stockholders' equity. For the years ended December 31, 2002 and 2003, there were no differences between the Company's net loss and its total comprehensive income (loss).

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies criteria for intangible assets acquired in a purchase business combination to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment of Disposal of Long-lived Assets". The adoption of SFAS No. 141 and SFAS No. 142 did not have a significant effect on the Company's financial position and results of operations.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) normal use of the asset.

SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. The adoption of this statement is not expected to have a material effect on the Company's financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. SFAS No. 144 addresses certain implementation issues related to SFAS No. 121. This Statement also supersedes the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the basic provisions of APB Opinion No. 30 for the presentation of discontinued operations in the income statement but broadens that presentation to include a component of an entity, rather than a segment of a business.

The adoption of this statement is not expected to have a material effect on the Company's financial position and results of operations.

2. BALANCE SHEET COMPONENTS

(1) Cash and Cash Equivalents

                                                            December 31,
                                                    ----------------------------
                                                       2002             2003
                                                    -----------      -----------
                                                        NT$              NT$
                                                    -----------      -----------
    Cash on hand and petty cash                     $     5,597      $   114,145
    Cash in bank checking account                            --           53,032
    Cash in bank demand deposit account              55,031,590        6,805,941
                                                    -----------      -----------
                                                    $55,037,187      $ 6,973,118
                                                    ===========      ===========

(2) Receivables

                                                            December 31,
                                                    ----------------------------
                                                       2002             2003
                                                    -----------      -----------
                                                        NT$              NT$
                                                    -----------      -----------
    Notes receivable                               $   976,402       $ 4,544,802
    Accounts receivable                             35,032,502        41,080,180
                                                   -----------       -----------
                                                    36,008,904        45,624,982
    Allowance for doubtful accounts                         --                --
                                                   -----------       -----------
                                                   $36,008,904       $45,624,982
                                                   ===========       ===========

(5) Inventories

                                                            December 31,
                                                    ----------------------------
                                                       2002             2003
                                                    -----------      -----------
                                                        NT$              NT$
                                                    -----------      -----------

    Merchandise inventories                        $ 8,495,112       $ 2,920,909
                                                   ===========       ===========

(6) Property, Plant and Equipment

                                                           December 31,
                                                 ------------------------------
                                                     2002              2003
                                                 ------------      ------------
                                                     NT$               NT$
                                                 ------------      ------------
    Buildings                                    $         --      $  4,575,000
    Machinery and equipment                                --        70,213,807
                                                 ------------      ------------
                                                           --        74,788,807
    Less: Accumulated depreciation                         --        (9,443,563)
    Prepayments for business facilities            55,230,000        55,230,000
                                                 ------------      ------------
                                                 $ 55,230,000      $120,575,244
                                                 ============      ============

Depreciation expense for the years ended December 31, 2003 was NT$9,443,563.

(7) Intangible Assets

                                                           December 31,
                                                 ------------------------------
                                                     2002              2003
                                                 ------------      ------------
                                                     NT$               NT$
                                                 ------------      ------------
    Acquired special technology                  $35,000,000       $30,888,000
                                                 ===========       ===========

(9) Long-term Debt

Long-term Debt as of May 31, 2003 and 2002, consisted of:

                                                           December 31,
                                                 ------------------------------
                                                     2002              2003
                                                 ------------      ------------
        Nature                                       NT$               NT$
        ------                                   ------------      ------------
    Unsecured loans                                 $    --        $11,767,355
                                                    =======        ===========
    Interest rate                                        --        6.25%-6.845%
                                                    =======        ===========

(10) Net Loss Per Share

                                                            December 31,
                                                  ------------------------------
                                                      2002              2003
                                                  ------------      ------------
                                                      NT$               NT$
                                                  ------------      ------------
    Net loss (A)                                   $  915,594       $ 1,441,570
                                                   ==========       ===========
    Weighted average outstanding common stock(B)   17,000,000        10,333,333
                                                   ==========       ===========
    Basic and diluted net loss per share (A/B)     $     0.05       $      0.14
                                                   ==========       ===========

The Company did not have any potentially dilutive common shares issued and outstanding during the years ended December 31, 2002 and 2003. Accordingly, there was no difference between basic and dilutive net loss per share in the years presented.

(11) Income Tax

(a) The provision for income taxes consists of the following:

                                                For the years ended December 31,
                                                --------------------------------
                                                    2002                2003
                                                ------------        ------------
                                                    NT$                 NT$
                                                ------------        ------------
    Current income tax expense                    $336,208            $530,729
    Deferred income tax benefit                         --                  --
                                                  --------            --------
                                                  $336,208            $530,729
                                                  ========            ========

The Company did not have any potentially dilutive common shares issued and outstanding during the years ended December 31, 2002 and 2003. Accordingly, there was no difference between basic and dilutive net loss per share in the years presented.

(12) COMMON STOCK

As of December 31, 2003, the authorized capital of the Company was NT$170,000,000 represented by 17,000,000 common shares with par value of NT$10 per share. As of December 31, 2003, 17,000,000 shares of Common Stock were issued and outstanding.

(13) CAPITAL RESERVE

As of December 31, 2003, the authorized capital of the Company was NT$170,000,000 represented by 17,000,000 common shares with par value of NT$10 per share. As of December 31, 2003, 17,000,000 shares of Common Stock were issued and outstanding.

A. According to the ROC Company Law, the capital reserve arising from paid-in capital in excess of par on the issuance of stocks, from merger, from the conversion of convertible bonds and from donation shall be exclusively used to cover accumulated deficit or be transferred to capital, subject to certain limitations.

     Other capital reserve shall be exclusively used to cover accumulated deficit. The capital reserve can only be used to cover accumulated deficit when the legal reserve is insufficient to cover the deficits.

B. According to the ROC Company Law, the capital reserve arising from paid-in capital in excess of par on the issuance of stocks can only be transferred to capital once every year. This capital reserve transferred to capital can not be made in the year the company issued the new shares and amount to be capitalized is subject to certain limitation.

Nano Superlattice Technology Inc. (f/k/a) Wigwam Development, Inc. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                           April 30, 2004     April 30, 2004
                                         -----------------  -----------------
                                         Nano Superlattice
                                          Technology Inc.   Nano Superlattice
                                          (f/k/a/ Wigwam     Technology Inc.     Pro Forma
                                        Development, Inc.      (Taiwan)         Adjustments     Pro Forma
                                        -----------------      --------         -----------     ---------
               Assets

Current Assets
  Cash and cash equivalents                         --            146,345                           146,345
  Notes receivable                                  --            117,055                           117,055
  Accounts receivable                               --          1,092,021                         1,092,021
  Inventory                                         --            239,059                           239,059
  Other current assets                              --             54,445                            54,445
                                            ----------         ----------                        ----------

     Total Current Assets                           --          1,648,925                         1,648,925

Long-term investments                               --            135,180                           135,180
Fixed assets, net                                   --          3,622,080                         3,622,080
Idle assets                                         --                 --
Intangible assets                                   --            927,876                           927,876
Other assets                                        --             47,766                            47,766
                                            ----------         ----------                        ----------

     Total Assets                                   --          6,381,827                         6,381,827
                                            ==========         ==========                        ==========

Liabilities and Stockholders' Equity

Current Liabilities
  Short-term borrowing                              --            353,491                           353,491
  Notes payable                                     --             85,374                            85,374
  Accounts payable                                  --            250,441                           250,441
  Loans payable                                     --                 --
  Accrued expenses                                  --                 --  (2)       30,000          30,000
  Income tax payable                                --             10,883                            10,883
  Advance receipts                                  --            471,922                           471,922
  Officer advances                                  --                 --                                --
                                            ----------         ----------                        ----------

     Total Current Liabilites                       --          1,172,111                         1,202,111

Other liabilites                                    --                 --                                --
                                            ----------         ----------                        ----------

     Total Liabilities                              --          1,172,111                         1,202,111

Stockholders' Equity
  Common stock                                     125          5,106,800  (1)   (5,106,651)            274
  Legal reserve                                     --              2,751  (1)       (2,751)             --
  Additional paid in capital                    31,375                 --  (1)    5,077,902       5,109,277
  Retained earnings                            (31,500)           100,165  (1)       31,500          70,165
                                                                           (2)      (30,000)

     Total Stockholders' Equity                     --          5,209,716                         5,179,716
                                            ----------         ----------        ----------      ----------
     Total Liabilities and
      Stockholders' Equity                          --          6,381,827                 0       6,381,827
                                            ==========         ==========        ==========      ==========

Nano Superlattice Technology Inc. (f/k/a) Wigwam Development, Inc. UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Period July 1, 2003 through April 30, 2004

                                                       Historical
                                            -------------------------------------
                                            Nano Superlattice
                                             Technology Inc.    Nano Superlattice
                                             (f/k/a/ Wigwam      Technology Inc.       Pro Forma
                                            Development, Inc.       (Taiwan)          Adjustments        Pro Forma
                                            -----------------       --------          -----------        ---------
Sales revenue                                           --          4,312,107                             4,312,107
                                                ----------         ----------                            ----------
                                                        --          4,312,107                             4,312,107

Cost of goods sold                                      --          3,640,705                             3,640,705
                                                ----------         ----------                            ----------
                                                        --          3,640,705                             3,640,705

Gross Profit                                            --            671,402                               671,402
                                                ----------         ----------                            ----------

General, selling and
 administrative expenses                             5,354            658,947  (2)        30,000            694,301
                                                ----------         ----------         ----------         ----------

Operating income (loss)                             (5,354)            12,455            (30,000)           (22,899)
                                                ----------         ----------         ----------         ----------
Nonoperating income (expense)
  Interest income                                       --                105                                   105
  Commission income                                     --             14,419                                14,419
  Other income                                          --              3,425                                 3,425
  Interest expenses                                     --             (3,109)                               (3,109)
                                                ----------         ----------                            ----------

Total nonoperating income (expenses)                    --             14,840                                14,840
                                                ----------         ----------                            ----------

Income (loss) before provision for income tax       (5,354)            27,295                                (8,059)
                                                ----------         ----------                            ----------

Provision for income taxes                              --                 --                                    --

Net income (loss)                                   (5,354)            27,295            (30,000)            (8,059)
                                                ==========         ==========         ==========         ==========

Nano Superlattice Technology Inc. (f/k/a) Wigwam Development, Inc. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                          June 30, 2003       June 30, 2003
                                        -----------------   -----------------
                                        Nano Superlattice
                                         Technology Inc.    Nano Superlattice
                                         (f/k/a/ Wigwam      Technology Inc.     Pro Forma
                                        Development, Inc.       (Taiwan)         Adjustments    Pro Forma
                                        -----------------       --------         -----------    ---------
               Assets

Current Assets
  Cash and cash equivalents                        454          1,680,822                        1,681,276
  Notes receivable                                  --            181,933                          181,933
  Accounts receivable                               --            380,788                          380,788
  Inventory                                         --                 --                               --
  Other current assets                              --              4,499                            4,499
                                            ----------         ----------                       ----------

     Total Current Assets                          454          2,248,042                        2,248,496

Long-term investments                               --                 --                               --
Fixed assets, net                                   --          3,171,706                        3,171,706
Intangible assets                                   --            890,810                          890,810
Other assets                                        --             93,708                           93,708
                                            ----------         ----------                       ----------

     Total Assets                                  454          6,404,266                        6,404,720
                                            ==========         ==========                       ==========

Liabilities and Stockholders' Equity

Current Liabilities
  Notes payable                                     --            496,118                          496,118
  Accounts payable                               2,300            194,603
  Accrued expenses                                                         (2)       30,000         30,000
  Income tax payable                                                  324                              324
                                            ----------         ----------        ----------     ----------

     Total Current Liabilites                    2,300            691,045                          723,345


Other liabilites                                    --                 --                               --
                                            ----------         ----------                       ----------

     Total Liabilities                           2,300            691,045                          723,345

Stockholders' Equity
  Common stock                                     125          4,902,800  (1)   (4,902,651)           274
  Legal reserve                                     --                 --  (1)          000             --
  Additional paid in capital                    24,175                 --  (1)    4,876,505      4,900,680
  Retained earnings                            (26,146)           810,421  (1)       26,146        780,421
                                                                           (2)      (30,000)
                                            ----------         ----------        ----------     ----------

     Total Stockholders' Equity                 (1,846)         5,713,221                        5,681,375

     Total Liabilities and
           Stockholders' Equity                    454          6,404,266                 0      6,404,720
                                            ==========         ==========        ==========     ==========

Nano Superlattice Technology Inc. (f/k/a) Wigwam Development, Inc. UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Year Ended June 30, 2003

                                                       Historical
                                            -------------------------------------
                                            Nano Superlattice
                                             Technology Inc.    Nano Superlattice
                                             (f/k/a/ Wigwam      Technology Inc.       Pro Forma
                                            Development, Inc.       (Taiwan)          Adjustments     Pro Forma
                                            -----------------       --------          -----------     ---------
Sales revenue                                           --          4,312,107                          4,312,107
                                                ----------         ----------                         ----------
                                                        --          4,312,107                          4,312,107

Cost of goods sold                                      --          3,640,705                          3,640,705
                                                ----------         ----------                         ----------
                                                        --          3,640,705                          3,640,705

Gross Profit                                            --            671,402                            671,402
                                                ----------         ----------                         ----------
General, selling and
 administrative expenses                             8,762            658,947  (2)        30,000         697,709
                                                ----------         ----------         ----------      ----------

Operating income (loss)                             (8,762)            12,455            (30,000)        (26,307)
                                                ----------         ----------         ----------      ----------
Nonoperating income (expense)
  Interest income                                       --                105                                105
  Commission income                                     --             14,419                             14,419
  Other income                                          --              3,425                              3,425
  Interest expenses                                     --             (3,109)                            (3,109)
                                                ----------         ----------                         ----------
Total nonoperating income (expenses)                    --             14,840                             14,840
                                                ----------         ----------                         ----------

Income (loss) before provision for income tax       (8,762)            27,295                            (11,467)
                                                ----------         ----------                         ----------

Provision for income taxes                              --                 --                                 --

Net income (loss)                                   (8,762)            27,295            (30,000)        (11,467)
                                                ==========         ==========         ==========      ==========

                       NANO SUPERLATTICE TECHNOLOGY, INC.
                         F/K/A WIGWAM DEVELOPMENT, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1. BASIS FOR PRO FORMA PRESENTATION

The accompanying condensed financial statements illustrate the effect of the stock exchange agreement between Wigwam Development, Inc. and Nano Superlattice Technology, Inc. (Taiwan), on Nano Superlattice Technology, Inc. f/k/a Wigwam Development, Inc's (the "Company") financial position and results of operations. The unaudited pro forma combined condensed financial statements of the Company have been prepared on the basis of assumptions relating to the stock exchange agreement and management estimates.

The pro forma condensed combined balance sheet as April 30, 2004 is based on the historical balance sheets of Wigwam Development, Inc. and Nano Superlattice Technology, Inc. (Taiwan), as of that date. The pro forma condensed combined balance sheet of the Company assumes the acquisition took place on July 1, 2003. The pro forma condensed combined balance sheet as June 30, 2003 is based on the historical balance sheets of Wigwam Development, Inc. and Nano Superlattice Technology, Inc (Taiwan), as of that date. The pro forma condensed combined balance sheet of the Company assumes the acquisition took place on July 1, 2002.

The pro forma condensed combined statements of operations of the Company for the year ended June 30, 2003 is based on the historical statements of operations of Wigwam Development, Inc. and Nano Superlattice Technology, Inc. (Taiwan), and assumes the acquisition took place on July 1, 2002. The pro forma condensed combined statement of operations of the Company for the ten months ended April 30, 2004 is based on the historical statements of operations of Wigwam Development, Inc. and Nano Superlattice Technology, Inc. (Taiwan) and assumes the acquisition took place on July 1, 2003. The pro forma condensed combined financial statements of the Company may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro forma condensed combined financial statements of the Company are based on management's current estimates of the exchange agreement. The actual results may differ.

The accompanying pro forma condensed combined financial statements of the Company should be read in conjunction with the historical financial statements of Wigwam Development, Inc. and Nano Superlattice Technology, Inc. (Taiwan)

2. PRO FORMA ADJUSTMENTS

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal period presented.

The adjustments are as follows:

(1) To eliminate the equity of Wigwam Development, Inc.

(2) To accrue estimated costs to consummate the transaction.